Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2021 with respect to the consolidated financial statements included in the Annual Report of Hyliion Holdings Corp. on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said reports in the Registration Statements of Hyliion Holdings Corp. on Form S-1 (File No. 333-249649) and Form S-8 (File No. 333-251328).

/s/ GRANT THORNTON LLP

Dallas, Texas

February 25, 2021